EXHIBIT 99.1

Two Rivers to Host Investor Conference Call to Discuss Corporate Initiatives

DENVER, Colorado – August 29, 2019 – Two Rivers Water & Farming Company (“Two Rivers” or the “Company”) (OTCQB: TURV), which acquires, manages and develops the infrastructure of various agricultural industries including water rights and hemp, announced today it has scheduled a conference call with existing and potential Two Rivers’ shareholders Sept. 10, 2019 at 4:30 P.M. ET.

Management will be discussing recent Two Rivers’ developments. Participating in this call will be Two Rivers’ CEO and acting CFO Wayne Harding, Two Rivers’ Chairman Gerald Anderton, and Vaxa Global’s Managing Director Greg Harrington.

Time will be set aside to address questions that have been submitted in advance via email to info@2riverswater.com.

The participant dial number is +1 (572) 317-3122 with passcode 589-404-109. A playback of the call will be available within 24 hours after the conference by accessing the Company website at www.2riverswater.com/investors.

About Two Rivers

Two Rivers is a Colorado-based company with a diverse asset base of land and water that plans to monetize assets through recently acquired hemp companies to form an integrated seed-to-consumer enterprise. The Company is positioned to grow various strains of hemp with proprietary genetics, to sell bulk biomass, process and extract Phytocannabinoids, and to develop and distribute consumer products. The Company has developed a line of proprietary whole-plant hemp-products, based on an innovative first-to-market Nature’s Whole Spectrum™ approach. To learn more about Two Rivers, visit http://www.2riverswater.com/. To learn more about Two Rivers’ subsidiaries, visit www.vaxaglobal.com.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources. There can be no assurance Two Rivers will be able to initiate and operate in accordance with its business plans. These forward-looking statements are made as of the date of this news release, and Two Rivers assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Investor Relations:

Two Rivers Water & Farming Company

info@2riverswater.com

Media Contact:

Cassandra Dowell

CMW Media

858-264-6600

cassandra@cmwmedia.com